EXHIBIT 99.2

www.thorindustries.com THIRD QUARTER OF FISCAL 2023 FINANCIAL RESULTS

FORWARD - LOOKING STATEMENTS This presentation includes certain statements that are “forward - looking” statements within the meaning of the U . S . Private Securities Litigation Reform Act of 1995 , Section 27 A of the Securities Act of 1933 , as amended, and Section 21 E of the Securities Exchange Act of 1934 , as amended . These forward - looking statements are made based on management’s current expectations and beliefs regarding future and anticipated developments and their effects upon THOR, and inherently involve uncertainties and risks . These forward - looking statements are not a guarantee of future performance . We cannot assure you that actual results will not differ materially from our expectations . Factors which could cause materially different results include, among others : the impact of inflation on the cost of our products as well as on general consumer demand ; the effect of raw material and commodity price fluctuations, and/or raw material, commodity or chassis supply constraints ; the impact of war, military conflict, terrorism and/or cyber - attacks, including state - sponsored or ransom attacks ; the impact of sudden or significant adverse changes in the cost and/or availability of energy or fuel, including those caused by geopolitical events, on our costs of operation, on raw material prices, on our suppliers, on our independent dealers or on retail customers ; the dependence on a small group of suppliers for certain components used in production, including chassis ; interest rate fluctuations and their potential impact on the general economy and, specifically, on our profitability and on our independent dealers and consumers ; the ability to ramp production up or down quickly in response to rapid changes in demand while also managing costs and market share ; the level and magnitude of warranty and recall claims incurred ; the ability of our suppliers to financially support any defects in their products ; legislative, regulatory and tax law and/or policy developments including their potential impact on our independent dealers, retail customers or on our suppliers ; the costs of compliance with governmental regulation ; the impact of an adverse outcome or conclusion related to current or future litigation or regulatory investigations ; public perception of and the costs related to environmental, social and governance matters ; legal and compliance issues including those that may arise in conjunction with recently completed transactions ; lower consumer confidence and the level of discretionary consumer spending ; the impact of exchange rate fluctuations ; restrictive lending practices which could negatively impact our independent dealers and/or retail consumers ; management changes ; the success of new and existing products and services ; the ability to maintain strong brands and develop innovative products that meet consumer demands ; the ability to efficiently utilize existing production facilities ; changes in consumer preferences ; the risks associated with acquisitions, including : the pace and successful closing of an acquisition, the integration and financial impact thereof, the level of achievement of anticipated operating synergies from acquisitions, the potential for unknown or understated liabilities related to acquisitions, the potential loss of existing customers of acquisitions and our ability to retain key management personnel of acquired companies ; a shortage of necessary personnel for production and increasing labor costs and related employee benefits to attract and retain production personnel in times of high demand ; the loss or reduction of sales to key independent dealers ; disruption of the delivery of units to independent dealers or the disruption of delivery of raw materials, including chassis, to our facilities ; increasing costs for freight and transportation ; the ability to protect our information technology systems from data breaches, cyber - attacks and/or network disruptions ; asset impairment charges ; competition ; the impact of losses under repurchase agreements ; the impact of the strength of the U . S . dollar on international demand for products priced in U . S . dollars ; general economic, market and political conditions in the various countries in which our products are produced and/or sold ; the impact of changing emissions and other related climate change regulations in the various jurisdictions in which our products are produced, used and/or sold ; changes to our investment and capital allocation strategies or other facets of our strategic plan ; and changes in market liquidity conditions, credit ratings and other factors that may impact our access to future funding and the cost of debt . These and other risks and uncertainties are discussed more fully in our Quarterly Report on Form 10 - Q for the quarter ended April 30 , 2023 and in Item 1 A of our Annual Report on Form 10 - K for the year ended July 31 , 2022 . We disclaim any obligation or undertaking to disseminate any updates or revisions to any forward - looking statements contained in this presentation or to reflect any change in our expectations after the date hereof or any change in events, conditions or circumstances on which any statement is based, except as required by law . 2

THIRD QUARTER FISCAL 2023 HIGHLIGHTS

Disciplined Production, Variable Cost Model and Strong Performance of the European Segment Underpin Solid Third Quarter Results

Net sales of $2.9 billion in 3Q23, down from a fiscal third quarter record of $4.7 billion in the prior-year period

- Prudently managed North American wholesale production levels given cautious ordering patterns by our independent dealers amid an uncertain market environment
- Proactively assisted our North American independent dealers in destocking approximately 8,300 units from channel inventory and reducing a substantial number of prior-model-year units

Diluted EPS of $2.24

- THOR achieved gross profit margin of 14.8% despite a 45% reduction in unit shipments versus the prior-year period
- Leveraged variable cost model in North America to temporarily rightsize cost structure with current market conditions
- Delivered strong performance in our European segment through favorable price-cost realization, operational efficiencies and improved chassis supply

Generated $288.8 million of net cash flow from operations in 3Q23

- Company paid down $90.0 million on its U.S. Term Loan B and $35.0 million on the ABL as well as repurchased $16.6 million of its common stock during 3Q23
- Subsequent to the end of the fiscal third quarter, the Company paid down an additional $85.0 million on its U.S. Term Loan B and made principal payments totaling $50.0 million to fully pay off the outstanding balance on its ABL






THOR

THO
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$857.9 $7,429.7 $6,899.7 $757.1 $513.7 $896.0 $548.0 $3,550.3 $4,100.0 $1,263.1 $803.5 $3,344.0 $2,878.1 $3,474.3 NA Towables NA Motorized European (3) Includes Tiffin backlog subsequent to the December 2020 acquisition of the Tiffin Group 04/30/19 04/30/20 04/30/21 04/30/22 04/30/23 European $0.87 bn 29.6% NA Motorized $0.80 bn 27.2% NA Towables $1.12 bn 38.4% Other $0.14 bn 4.8% 132,500 105,900 75,000 135,500 113,000 NORTH AMERICAN INDEPENDENT DEALER INVENTORY OF THOR PRODUCTS RV BACKLOG OF $5.49 BILLION (60.4)% Inventory Units (2) Includes units of Tiffin products subsequent to the December 2020 acquisition of the Tiffin Group (2) 4/30/23 (1) As compared to the third quarter of fiscal year 2022 THIRD QUARTER OF FISCAL YEAR 2023 Gross Margin 14.8% - 250 bps (1) Diluted EPS $2.24 (64.6)% (1) Net Sales $2.9 billion (37.1)% (1) (2) (3) (3) 4/30/19 4/30/20 4/30/21 (2) 4/30/22 Unit Shipments 51,512 (44.9)% (1) 4 (3) Net Sales

($ millions) $2,640.1 $1,124.4 3QFY22 3QFY23 17.2% 12.8% 3QFY22 3QFY23 NET SALES  Decreased 57 . 4% * driven by a 57 . 3 % decrease in unit shipments due to a softening in current dealer and consumer demand in comparison with the unusually strong third quarter demand in the prior - year quarter, which included independent dealers restocking their lot inventory levels GROSS PROFIT MARGIN  Decreased 440 basis points* driven primarily by higher manufacturing overhead, warranty and direct labor percentages, partially offset by a decrease in the material cost percentage due to the combined favorable impacts of product mix changes, net selling price increases and cost savings initiatives exceeding the impact of increased sales discounts *in the third quarter of fiscal 2023 compared to the prior - year period NORTH AMERICAN TOWABLE SEGMENT Third Quarter of Fiscal 2023 NORTH AMERICAN TOWABLE KEY DRIVERS • Disciplined wholesale production to align to retail demand contributed to a destocking of channel inventory in 3Q23 • CY ‘23 travel trailer and fifth wheel market share of 42.2% (+150 bps y/y) • Order backlog of $757 million 5

NET SALES  Decreased 24 . 4% * driven primarily by a 21 . 2 % decrease in unit shipments and a 3 . 2 % decrease in the overall net price per unit primarily due to changes in product mix ($ millions) $1,053.0 $795.9 3QFY22 3QFY23 16.5% 11.7% 3QFY22 3QFY23 GROSS PROFIT MARGIN  Decreased 480 basis points* driven primarily by an increase in sales discounts, higher warranty costs and an increase in manufacturing overhead costs as a percentage of sales due to the reduction in sales *in the third quarter of fiscal 2023 compared to the prior - year period Third Quarter of Fiscal 2023 NORTH AMERICAN MOTORIZED KEY DRIVERS • Disciplined wholesale production to align to retail demand contributed to a destocking of channel inventory in 3Q23 • CY ‘23 market share of market share of 47.7% ( - 290 bps y/y) • Order backlog of $1.3 billion 6 NORTH AMERICAN MOTORIZED SEGMENT

EUROPEAN KEY DRIVERS • Unfavorable foreign exchange impact of 2.7% on net sales compared to prior - year period • Strong order backlog of $3.5 billion • Independent dealer inventory levels of motorized products generally remain below historical levels NET SALES  Increased 19 . 7% * driven by a 22 . 2 % increase in the overall net price per unit due to the total combined impact of changes in product mix and price, partially offset by a 2 . 5 % decrease in unit shipments GROSS PROFIT MARGIN  Increased by 370 basis points* due to net selling price increases, product mix changes and a reduction in the labor cost percentage ($ millions) $724.0 $866.8 3QFY22 3QFY23 13.8% 17.5% 3QFY22 3QFY23 *in the third quarter of fiscal 2023 compared to the prior - year period EUROPEAN SEGMENT Third Quarter of Fiscal 2023 7

8 TOTAL LONG - TERM DEBT / TTM EBITDA (3) 1.6x TOTAL LONG - TERM DEBT / TTM ADJUSTED EBITDA (3) 1.4x STRONG FINANCIAL POSITION ($ millions) $339.5 $637.5 $288.8 $474.1 3QFY23 FY23 YTD OPERATING CASH FLOW TOTAL LONG - TERM DEBT (1) ($ millions) LIQUIDITY (2) ($ millions) SELECTED FINANCIAL RATIOS (2) TLB $1,056.2 Unsecured Notes $500.0 ABL $50.0 Other $72.9 Total Long - Term Debt $1,679.1 Cash equivalents $353.2 Available credit under ABL $950.0 Total Liquidity $1,303.2 $150.5 3QFY22 FY22 YTD Capital Expenditures ($ millions) $52.9 $170.7 $49.5 * Subsequent to 4 / 30 / 23 , the Company further p aid down $ 85 . 0 million on Term Loan and $ 50 . 0 million to fully pay off balance on ABL (1) Total debt obligations as of April 30, 2023 inclusive of the current portion of long - term debt (2) As of April 30, 2023 (3) See the Appendix to this presentation for reconciliation of non - GAAP measures to most directly comparable GAAP financial measures

CAPITAL MANAGEMENT PRIORITIES AND FISCAL YEAR 2023 ACTIONS Invest in THOR’s business ▪ Capex spending of $150.5 million YTD Pay THOR's dividend ▪ Increased regular quarterly dividend to $0.45 in October 2022 ▪ Represents 13th consecutive year of dividend Reduce the Company's debt obligations ▪ YTD reduced debt with principal payments of $102.4 million on our Term Loan and paydown of $50.0 million on the ABL ▪ Subsequent to 4/30/23, further p aid down $85.0 million on Term Loan and $50.0 million to fully pay off balance on ABL Repurchase shares on a strategic and opportunistic basis ▪ Repurchased $42.0 million YTD ▪ $491.2 million available to be repurchased as of April 30, 2023 under current authorizations Support opportunistic strategic investments 9

FULL - YEAR FISCAL 2023 GUIDANCE KEY ASSUMPTIONS ▪ Full - year fiscal 2023 guidance was updated to reflect the strong underlying performance of the Company’s fiscal third quarter results as well as the Company’s cautious 4 Q 23 outlook given ongoing volatility and macro uncertainty ▪ Prudent and disciplined operating approach to result in reduced 4 Q 23 production volumes, compared to 3 Q 23 , in North America, resulting in : • Destocking of channel inventory levels • Rebalancing of channel inventory mix ▪ Favorable market dynamics expected to continue in Europe • Relative strength in consumer demand when compared to North America • Restocking cycle to extend through balance of fiscal 2023 ▪ Other Modeling Assumptions: • Amortization of intangibles expense: $140.6 million for full - year fiscal 2023 • Tax rate: between 22% and 24% (1) • Full - year fiscal 2023 capital expenditures: $200 - $210 million $ 10.5 – $ 11.0 B NET SALES (previously $10.5 - $11.5B) 13.8% – 14.2 % GROSS PROFIT MARGIN (previously 13.4% - 14.2%) $ 5.80 – $ 6.50 DILUTED EARNINGS PER SHARE (previously $5.50 - $6.50) (1) Before consideration of any discrete tax items 10

KEY TAKEAWAYS Strong performance in our European segment through efforts of our management team, favorable price - cost realization, operational efficiencies and moderate improvements in chassis supply Disciplined production, operating flexibility and employment of variable cost model in our fiscal third quarter positions our North American operating companies and independent dealer partners favorably entering the upcoming model year changeover Updated full - year 2023 outlook reflects our strong fiscal third - quarter performance and a disciplined and prudent operating approach that maximizes profitability across the business cycle Strong cash generation enabled us to aggressively pay down debt despite a soft macro environment THOR Remains Well Positioned to Navigate the Dynamic and Challenging Macro Environment 11

APPENDIX 12

THOR OVERVIEW The Global RV Industry Leader WHO WE ARE • Experienced growth - oriented team • Leading brands • Cash generation focus • Customer - centric innovation • 42 years of uninterrupted profitability FOUNDED IN 1980 ~32,000 EMPLOYEES (1) >400 WORLDWIDE FACILITIES (1) ~3,500 INDEPENDENT DEALERSHIP LOCATIONS (1) NET SALES BY SEGMENT (1) NET SALES BY COUNTRY (1) $ 16.3 B FY22 NET SALES Other 4.8% (1) As of July 31, 2022 United States 75.0% Germany 10.6% Other Europe 7.1% Canada 6.9% Other 0.3% North American Towables 53.1% North American Motorized 24.4% European 17.7% 13

THOR'S PRODUCT LEADERSHIP

	NORTH AMERICAN					EUROPEAN
	Travel Trailers	Fifth Wheels	Class A	Class C	Class B	All RV Segments
CATEGORY						
MARKET SHARE [1]	41.8%	43.7%	49.9%	52.6%	38.6%	19.4%
MARKET POSITION [1]	#1	#1	#1	#1	#1	#2



[1] As of calendar YTD March 31, 2023. Data reported by Statistical Surveys, Inc is based on official state and provincial records. This information is subject to adjustment, is continuously updated and is often impacted by delays in reporting by various states or provinces. EHG data is sourced from industry retail registrations statistics that have been compiled from individual countries reporting of retail sales.

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RV INDUSTRY OVERVIEW

North America

RV WHOLESALE MARKET TRENDS *(UNITS 000's)*

YTD Shipments *(Units)*			
Mar. 2023	**Mar. 2022**	**Unit Change**	**% Change**
78,600	171,466	(92,866)	(54.2)%



173.1 163.1 203.4 227.8 259.5 247.2 247.5 254.6 292.7 321.2 300.1 256.8 311.0 320.9 370.0 384.5 390.4 353.5 237.0 165.6 242.3 252.4 285.7 321.1 356.7 374.2 430.7 504.6 483.7 406.1 430.4 600.2 493.3 297.1
1990 1991 1992 1993 1994 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 (e)

TOWABLE RV WHOLESALE MARKET TRENDS *(UNITS 000's)*

YTD Shipments *(Units)*			
Mar. 2023	**Mar. 2022**	**Unit Change**	**% Change**
65,208	155,687	(90,479)	(58.1)%



120.8 121.1 156.5 176.5 201.3 194.3 192.2 199.5 229.1 249.7 239.1 207.6 250.6 258.9 298.3 323.0 334.5 298.1 208.6 152.4 217.1 227.6 257.6 282.8 312.8 326.9 376.0 442.0 426.1 359.4 389.6 544.0 434.9 249.3
1990 1991 1992 1993 1994 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 (e)

MOTORIZED RV WHOLESALE MARKET TRENDS *(UNITS 000's)*

YTD Shipments *(Units)*			
Mar. 2023	**Mar. 2022**	**Unit Change**	**% Change**
13,392	15,779	(2,387)	(15.1)%



52.3 41.9 46.9 51.3 58.2 52.8 55.3 55.1 63.5 71.5 61.0 49.2 60.4 62.0 71.7 61.4 55.8 55.4 28.4 13.2 25.2 24.8 28.2 38.3 44.0 47.3 54.7 62.6 57.6 46.6 40.8 56.2 58.4 47.8
1990 1991 1992 1993 1994 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 (e)

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Historical Data: Recreation Vehicle Industry Association (RVIA)
(e) Calendar year 2023 represents the most recent RVIA "most likely" estimate from their June 2023 issue of Roadsigns

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% Change Total CYTD March 31, 2023 2022 % Change Motorcaravans CYTD March 31, 2023 2022 % Change Caravans CYTD March 31, 2023 2022 Country 3.1% 23,061 23,770 5.7% 17,485 18,479 (5.1)% 5,576 5,291 Germany (11.1)% 8,897 7,911 (10.2)% 6,440 5,780 (13.3)% 2,457 2,131 France (7.2)% 6,929 6,427 9.4% 2,930 3,204 (19.4)% 3,999 3,223 U.K. (6.4)% 2,244 2,100 (1.5)% 602 593 (8.2)% 1,642 1,507 Netherlands (27.7)% 2,668 1,930 (28.5)% 2,204 1,575 (23.5)% 464 355 Switzerland (35.2)% 1,084 702 (30.4)% 602 419 (41.3)% 482 283 Sweden (15.1)% 2,218 1,882 (17.2)% 2,014 1,668 4.9% 204 214 Italy (4.9)% 2,131 2,026 (0.1)% 1,755 1,754 (27.7)% 376 272 Belgium (13.9)% 1,986 1,710 (10.9)% 1,558 1,388 (24.8)% 428 322 Spain (20.6)% 5,518 4,383 (22.3)% 3,580 2,780 (17.3)% 1,938 1,603 All Others (6.9)% 56,736 52,841 (3.9)% 39,170 37,640 (13.5)% 17,566 15,201 Total The Company monitors retail trends in the European RV market as reported by the European Caravan Federation, whose industry data is reported to the public quarterly Industry wholesale shipment data for the European RV market is not available 201 192 146 138 135 140 143 152 162 166 174 182 198 203 210 208 189 154 150 156 147 137 140 152 168 190 202 211 236 261 218 144 141 170 162 151 182 217 222 219 220 253 272 274 251 274 292 324 320 310 366 289 206 228 247 264 304 333 376 416 471 493 465 522 570 444 1990 1991 1992 1993 1994 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 Europe North America (1) Source : European Caravan Federation; Calendar Years, 2023 and 2022; European retail registration data available at www.CIVD.de FULL - YEAR COMPARISON OF NEW VEHICLE REGISTRATIONS BY CONTINENT (UNITS 000's) (1) (2) RV INDUSTRY OVERVIEW Europe EUROPEAN INDUSTRY UNIT REGISTRATIONS BY COUNTRY (1) (2) Source : Statistical Surveys (www.statisticalsurveys.com) 16

CONSUMER TRENDS SUPPORT LONG-TERM RV INDUSTRY GROWTH

Supported by Real Data from RVers

Interest in the RV lifestyle continues to exceed pre-pandemic levels	**~47%**	increase in RV dealer website traffic when comparing 3QFY23 to 3QFY19 [1]
RV utilization remains high	**~80%**	of current towable owners report they use their unit once a month or more often [2] [3] [4]
Consumer satisfaction among RV owners is very strong	**>90%**	of RV owners report satisfaction with their units [2] [3] [4]
Repurchase intentions indicate "stickiness" of RV lifestyle	**67%**	of current travel trailer owners intend to repurchase a new RV in the next 2 years [2]



[1] *SimilarWeb*
[2] *2022 THOR North American Travel Trailer Study*
[3] *2022 THOR North American Fifth Wheel Study*
[4] *2022 THOR North American Lightweight Travel Trailer Study*

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QUARTERLY EBITDA RECONCILIATION

($ in thousands)

		TTM Fiscal Quarters				
	3QFY22	4QFY22	1QFY23	2QFY23	3QFY23	TTM
Net Income	**$ 346,018**	**$ 281,787**	**$ 137,423**	**$ 25,806**	**$ 119,729**	**$ 564,745**
Add Back:						
Interest Expense, Net	22,289	22,576	22,807	25,633	26,362	97,378
Income Taxes	116,389	56,575	41,848	6,912	35,722	141,057
Depreciation and Amortization	71,646	71,959	66,993	67,682	68,151	274,785
EBITDA	**$556,342**	**$432,897**	**$269,071**	**$126,033**	**$249,964**	**$1,077,965**
Add Back:						
Stock-Based Compensation Expense	9,750	8,685	8,392	8,543	9,672	35,292
Change in LIFO Reserve	21,000	28,712	5,500	7,800	6,500	48,512
Net (Income) Expense Related to Certain Contingent Liabilities	(2,875)	5,850	(1,900)	(1,200)	(1,006)	1,744
Non-Cash Foreign Currency Loss (Gain)	(6,770)	6,173	(836)	(5,760)	(295)	(718)
Market Value Loss (Gain) on Equity Investments	—	—	3,044	1,693	2,682	7,419
Equity Method Investment Loss (Gain)	—	—	—	—	4,688	4,688
Other Loss (Gain), Including Sales of Property, Plant and Equipment	—	(9,392)	—	(4,997)	—	(14,389)
Adjusted EBITDA	**$577,447**	**$472,925**	**$283,271**	**$132,112**	**$272,205**	**$1,160,513**
Net Sales	$4,657,517	$3,821,766	$3,108,084	$2,346,635	$2,928,820	$12,205,305
Adjusted EBITDA Margin (%)	**12.4 %**	**12.4 %**	**9.1 %**	**5.6 %**	**9.3 %**	**9.5 %**

Total Long-Term Debt as of April 30, 2023 [1]	**$1,679,128**
Total Long-Term Debt / TTM EBITDA	**1.6 x**
Total Long-Term Debt / TTM Adjusted EBITDA	**1.4 x**

[1] Total debt obligations as of April 30, 2023 inclusive of the current portion of long-term debt

Adjusted EBITDA is a non-GAAP performance measure included to illustrate and improve comparability of the Company's results from period to period. Adjusted EBITDA is defined as net income before net interest expense, income tax expense and depreciation and amortization adjusted for certain items and other one-time items. The Company considers this non-GAAP measure in evaluating and managing the Company's operations and believes that discussion of results adjusted for these items is meaningful to investors because it provides a useful analysis of ongoing underlying operating trends. The adjusted measures are not in accordance with, nor are they a substitute for, GAAP measures, and they may not be comparable to similarly titled measures used by other companies.

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www.thorindustries.com INVESTOR RELATIONS CONTACT Michael Cieslak, CFA mcieslak@thorindustries.com (574) 294 - 7724